Exhibit 5.1

[LETTERHEAD OF GOODWIN PROCTER LLP]

April 10, 2014

DCT Industrial Operating Partnership LP

Suite 800

518 17th Street

Denver, Colorado 80202

Re:	Registration Statement on Form S-4 Relating to $275,000,000 Aggregate
Principal Amount of 4.500% Senior Notes Due 2023

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-4 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by DCT Industrial Operating Partnership LP, a Delaware limited partnership (the “Issuer”) to exchange up to $275,000,000 aggregate principal amount of its 4.500 % Senior Notes due 2023 (the “Exchange Securities”) for its existing 4.500% Senior Notes due 2023 (the “Securities”). The Securities are, and the Exchange Securities are to be, guaranteed by DCT Industrial Trust Inc., a Maryland corporation (the “Parent”) and certain subsidiaries of the Parent listed on Schedule I hereto (together, the “Guarantors”). The Exchange Securities are to be issued in accordance with the provisions of the Indenture (the “Indenture”), dated as of October 9, 2013, among the Issuer, the Guarantors and U.S. Bank National Association (the “Trustee”) as contemplated by the Registration Rights Agreement, dated as of October 9, 2013, among the Issuer, the Guarantors and the initial purchasers (the “Registration Rights Agreement”). The guarantees of the Exchange Securities by the Guarantors (the “Guarantees”) are to be issued in accordance with the provisions of the Indenture and the Registration Rights Agreement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Issuer and the Guarantors.

The opinions set forth below are limited to the law of the United States, New York, Maryland General Corporation Law (which includes reported judicial decisions interpreting the Maryland General Corporation Law) and the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act (collectively, the “Delaware Statutes”) (which include reported judicial decisions interpreting the Delaware Statutes).

DCT Industrial Operating Partnership LP

April 10, 2014

Also, without limiting any other exceptions or qualifications set forth in this opinion letter, insofar as the opinions set forth below relate to the Guarantors, we have assumed that each Guarantor has received reasonably equivalent value and fair consideration in exchange for its obligations under and undertakings in connection with its Guarantee.

Based on the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that, (i) when the Exchange Securities (in the form examined by us) are duly executed by the Issuer, authenticated by the Trustee in accordance with the Indenture and issued and delivered upon consummation of the exchange offer (as described in the Registration Statement) against receipt of Securities surrendered in exchange therefor in accordance with the terms of such exchange offer, the Registration Rights Agreement, the Registration Statement and the Indenture, the Exchange Securities will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and (ii) when the Guarantees (in the form examined by us) are duly executed by the Guarantors and issued and delivered upon consummation of the exchange offer (as described in the Registration Statement) in accordance with the terms of such exchange offer, the Registration Rights Agreement, the Registration Statement and the Indenture, the Guarantees will be valid and binding obligations of the respective Guarantors, enforceable against the Guarantors in accordance with their terms.

The opinions expressed above are subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. We express no opinion as to the validity, binding effect or enforceability of any provision in the Exchange Securities, the Guarantees, the Indenture or the Registration Rights Agreement to the extent it violates any applicable statute of limitations or relates to arbitration or the choice of forum for resolving disputes.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

Schedule I

Subsidiary Guarantors

DCT MISSION STREET, LLC	DCT – AZ 2004 RN PORTFOLIO L LLC
DCT – AZ 2004 RN PORTFOLIO U LLC	DCT – GA 2004 RN PORTFOLIO L LLC
DCT – GA 2004 RN PORTFOLIO U LLC	DCT 30TH TERRACE LLC
DCT 101 RRNJ LLC	DCT 1045 Greens Parkway LLC
DCT 11180 RANCH LLC	DCT 11400 NW LLC
DCT 1201 PERRY LLC	DCT 5800 Coliseum LLC
DCT 700 Milwaukee LLC	DCT 230 JOHNSON ROAD LLC
DCT 309 JOHNSON ROAD LLC	DCT 4800 Central LLC
DCT AIR CENTER LLC	DCT AIRPORT DRIVE LLC
DCT Airtex LLC	DCT Airtex II LLC
DCT Alpine Way LLC	DCT Antoine Beltway LLC
DCT Arthur Avenue LLC	DCT BLACKHAWK CENTER LLC
DCT BECKLEY LLC	DCT BOBALI DRIVE LLC
DCT Boldt Park LLC	DCT BOLLMAN MD LLC
DCT BYRON ROAD LLC	DCT Center Avenue LLC
DCT CHINO LLC	DCT Claymoore LLC
DCT CREEK ROAD OH LLC	DCT CREEKSIDE I LLC
DCT CREEKSIDE II LLC	DCT CREEKSIDE IV LLC
DCT Della Court LLC	DCT DIRECTORS ROW LLC
DCT Dulles Phase I LLC	DCT Dulles Phase II LLC
DCT ECKHOFF STREET LLC	DCT FONTANA LLC
DCT FRANKLIN ROAD LLC	DCT FREEPORT DRIVE LLC
DCT Greenleaf LLC	DCT GUION ROAD LLC
DCT HANOVER LLC	DCT HARLAN ROAD LLC
DCT HIGH STREET LLC	DCT – IL S GARY LLC
DCT INDEPENDENCE LLC	DCT JAMIKE KY LLC
DCT KENNEDY LLC	DCT La Reunion LLC
DCT LOMBARD ROAD LLC	DCT Louisville Logistics LLC
DCT LUNT AVENUE LLC	DCT MALLARD LLC
DCT MARKET STREET LLC	DCT NEWPOINT LLC
DCT NORTHMONT LLC	DCT NORTH 45TH AVENUE, LLC
DCT Northwest Crossroads LLC	DCT NORTHWEST OH LLC
DCT OAKLEY LLC	DCT Okanella LLC
DCT Ota Farms LLC	DCT PAINTER LLC
DCT PAN AMERICAN LLC	DCT PARK WEST LLC
DCT PARK WEST II, LLC	DCT Pecos LLC
DCT PEORIA STREET LLC	DCT PERRY ROAD LLC
DCT Phoenix LLC	DCT Pleasantdale Road LLC
DCT PLAINFIELD LLC	DCT PORT UNION LLC
DCT Presidents Drive LLC	DCT PSA Pomona LLC
DCT REGENTVIEW AVENUE LLC	DCT Renaissance Rialto LLC
DCT Renton LLC	DCT RICKENBACKER V LLC
DCT River West LLC	DCT RIVERPORT LLC
DCT ROCKAWAY LLC	DCT Roosevelt LLC
DCT SAMPSON LLC	DCT SKYHARBOR LLC
DCT Slover II LLC	DCT SLOVERLAND LLC
DCT SOUTHCREEK-EAGLES LANDING, LLC	DCT SOUTHPARK FLEX A LLC
DCT SOUTHPARK FLEX F LLC	DCT SOUTHPARK XII LLC
DCT STONEFIELD LLC	DCT SUMNER LLC
DCT Sumner II LLC	DCT SUMMIT RIDGE GA LLC
DCT SYCAMORE CANYON LLC	DCT Valley Distribution Center LLC

DCT WHITE BIRCH LLC	DCT White Oak Circle LLC
DCT WHITESTOWN LLC	DCT WOLF ROAD LLC
DCT ZANE TRACE LLC	CIVF I – CA1M04, LLC,
CIVF I – CA1M01 & CA1W01, LLC	CIVF I – CA1M05, LLC
CIVF I – GA1M04 & GA1M05, LLC	CIVF I – GA1M01, LLC
CIVF I – GA1W01, LLC	CIVF I – GA1W02-GA1W07, LLC
CIVF I – GA1W13, GA1W12, & GA1W11, LLC	CIVF I – GA1W24, LLC
CIVF I – GA1W14, LLC	CIVF I – IL1B01 & IL1M01, LLC
CIVF I – IL1W02, LLC	CIVF I – KY1M01-KY1M06 & KY1W01, LLC
CIVF I – NJ1B02, LLC	CIVF I – NJ1W01, LLC
CIVF I – OH1B01, LLC	CIVF I – OH1B02, LLC
CIVF I – OH2B01 & OH2M01, LLC	CIVF I – TX1M01, L.p.
CIVF I – TX1W02, L.P.	CIVF I – WA1M05 & M06, LLC
CIVF I – WA1M07, LLC	DCT – CA 2004 RN PORTFOLIO L LP
DCT – EASTPARK II LP	DCT – TX 2004 RN PORTFOLIO L LP
DCT AMERICAN WAY LP	DCT BELTWAY 8 II LP
DCT BOGGY CREEK FL LP	DCT BONDESEN NORTH LP
DCT BONDESEN – BELTWAY 8 – RITTIMAN LP	DCT CENTRAL GREEN LP
DCT CHERRY STREET CA LP	DCT CHICKASAW H LP
DCT CHICKASAW A LP	DCT FAIRBANKS LP
DCT FITE COURT LP	DCT FOOTHILL LP
DCT GRAND RIVER LP	DCT MIAMI SERVICE LP
DCT NW PLACE TX LP	DCT RANCHO I LP
DCT ROCKDALE LP	DCT VALLEY DRIVE CA LP
DCT WEST BY NORTHWEST LP	DCT EASTGATE LP
DCT 1615 DIPLOMAT LP	VETERANS CORPORATE CENTER LLC
LOGISTICS WAY DCT/LWI LLC	SOUTHCREEK IV – ATLANTA LLC
DCT HOLMESCREST LANE LP	ADC NORTH-DCT/SIP, LLC
DCT DFW LP	DCT PINNACLE LP
DCT GSW GATEWAY 3 LP	CIVF I – TX1B01 & B02, M02-M05, W04, W07-W10, L.P.
DCT Orlando ADC LP Run Deep, L.L.C.	Delta-Greenwood, LLC
Delta-Junction Drive, LLC	Riverside Investors, L.L.C.
Western Avenue Associates, L.L.C.	ROUTE ONE HUNDRED LIMITED PARTNERSHIP
DCT Greens Crossing LP	DCT Mid South Logistics V LP
DCT Fredericksburg LLC	FR Franklin, LLC
DCT McCook Industrial LLC	DCT Snowdrift PA LLC
DCT Northlake LP	DCT Marine Drive SC LLC
DCT Silver Springs LLC	DCT Southfield LLC
TRT-DCT Commerce Circle LLC	TRT-DCT Pencader LLC
TRT-DCT Veterans Corporate Center LLC	DCT Bethlehem Crossing LLC
DCT LAKE PARK DRIVE LLC	DCT TANNER BELTWAY 8 LLC
DCT 12250 4th Street LLC	DCT 16218 ARTHUR LLC
DCT 200-220 CORPORATE DRIVE LLC	DCT 300-330 CORPORATE DRIVE LLC
DCT 305-325 CORPORATE DRIVE LLC	DCT 350-370 RIVER RIDGE ROAD LLC
DCT 4200 DIPLOMACY LLC	DCT AEROPARK LLC
DCT BATTLE DRIVE LLC	DCT EISENHOWER LLC
DCT NW 159 MIAMI GARDENS LLC	DCT MORSE AVENUE LLC
DCT SEAVIEW LLC	DCT – EASTPARK I LP
DCT – SHELBY 5 LP	DCT 195 CORPORATE DRIVE LLC
DCT 1575-1595 HIGH POINT DRIVE LLC	DCT Auburn 44 LLC
DCT East Park 5 LLC	DCT Jurupa Ranch LLC
DCT South Hardy LLC	DCT South Roosevelt LLC
DCT Statesman LLC	DCT West Alameda LLC
DCT Industrial TRS Inc.